Use these links to rapidly review the document

Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-235889

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 19, 2020)

$100,000,000

Common Stock

        We have entered into a sales agreement with SVB Leerink LLC, or SVB Leerink, relating to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell our shares of common stock having an aggregate offering price of up to $100,000,000 from time to time through SVB Leerink acting as our agent.

        Our shares of common stock are traded on The Nasdaq Global Select Market, or the Nasdaq, under the symbol "SIOX." On December 15, 2020, the last reported sale price of our common stock on the Nasdaq was $2.84 per share.

        Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be "at-the-market" offerings, as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the Nasdaq or any other trading market for our common stock. SVB Leerink is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between SVB Leerink and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

        The compensation to SVB Leerink for sales of shares of common stock sold pursuant to the sales agreement will be an amount equal to 3% of the gross proceeds of any shares of common stock sold under the sales agreement. See "Plan of Distribution" beginning on page S-15 for additional information regarding the compensation to be paid to SVB Leerink. In connection with the sale of the shares of common stock on our behalf, SVB Leerink will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of SVB Leerink will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to SVB Leerink with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, and, as such, are subject to reduced public company reporting requirements.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" on page S-7 of this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus concerning factors you should consider before investing in our common stock.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

SVB Leerink

Prospectus Supplement dated December 16, 2020.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Under this prospectus supplement, we may offer our shares of common stock having an aggregate offering price of up to $100,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

        We have not, and SVB Leerink has not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. Neither we nor SVB Leerink take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any permitted free writing prospectuses we have authorized for use in connection with this offering.

        We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under "Where You Can Find More Information" in this prospectus supplement and in the accompanying prospectus, before investing in shares of our common stock.

        Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Sio," the "Company," "we," "us" and "our" refer to Sio Gene Therapies Inc. and its consolidated subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in shares of our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section titled "Risk Factors" in this prospectus supplement and the consolidated financial statements and accompanying notes, and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

        We are a clinical-stage company focused on developing gene therapies to radically transform the lives of patients with neurodegenerative diseases. We currently have three clinical-stage programs: (i) the AXO-AAV-GM1 program for the treatment of GM1 gangliosidosis in which five patients have been dosed in the juvenile (Type II) low-dose cohort of stage 1 with six-month follow-up data showing that the gene therapy was generally well tolerated with early indications of clinical benefit, and in which we have dosed the first juvenile (Type II) patient in the higher dose cohort of the study and expect to continue to dose Type II patients and initiate the low-dose infantile (Type I) patients in calendar year 2020; (ii) the AXO-AAV-GM2 program for the treatment of GM2 gangliosidosis (including Tay-Sachs and Sandhoff diseases) in which two expanded access patients have been dosed under an investigational new drug ("IND") application sponsored by the University of Massachusetts Medical School; and (iii) the AXO-Lenti-PD program for the treatment of Parkinson's disease, which is comprised of the first generation ProSavin® in which 15 patients were previously dosed in a Phase 1/2 study, and the second generation AXO-Lenti-PD in which we have dosed two patients in Cohort 1 of the dose-escalation study and four patients in Cohort 2. In addition, in November 2020, we obtained clearance from the U.S. Food and Drug Administration, or the FDA, for our IND application for AXO-AAV-GM2, which will allow us to dose patients beginning in calendar 2021.

        We are dedicated to realizing the potential of gene therapies to offer transformative patient outcomes in areas of high unmet medical need and extending the reach of gene therapies to highly prevalent neurodegenerative disorders like Parkinson's disease. We have assembled a portfolio of gene therapies in partnership with leading scientific institutions and have built a team with extensive experience in the gene therapy space. Our team pursues new innovations in vector design and delivery to optimize our investigational gene therapy products for safety, potency, durability, and immunologic response. We will continue to build integrated internal development capabilities from product development through commercialization and focus on accelerating the pace of product development in the clinic. As part of our ongoing business strategy, we continue to explore potential opportunities to acquire or license new product candidates as well as opportunities for partnership or collaboration on our existing products in development. Our vision is to build the world's leading gene therapy company for the treatment of neurodegenerative diseases by progressing our current programs and identifying, developing and commercializing other novel gene therapy treatments for neurodegenerative diseases.

Our Product Pipeline

        The following table summarizes the status of our gene therapy development programs. Our wholly owned subsidiary, Axovant Sciences GmbH, or ASG, holds global commercial rights to each of the following programs:

Gene Therapy Program	Clinical Indication	Clinical Development Stage
AXO-AAV-GM1	GM1 gangliosidosis	Phase 1/2
AXO-AAV-GM2	GM2 gangliosidosis (including Tay-Sachs and Sandhoff diseases)	Phase 1/2
AXO-Lenti-PD	Parkinson's disease	Phase 2

Risks Associated with Our Business

        Our business is subject to numerous risks and uncertainties, including those included in the section titled "Risk Factors" in this prospectus supplement and those incorporated by reference in this prospectus supplement. These risks include, among others, the following:

  •
  Our business, operations and clinical development plans and timelines could be adversely impacted by the effects of health epidemics, including the recent coronavirus disease 2019, or COVID-19, pandemic, on the manufacturing, clinical trial and other business activities performed by us or by third parties with whom we conduct business, including our contract manufacturers, contract research organizations, shippers and others.

  •
  We have a limited operating history and have never generated any product revenues.

  •
  We are in the process of implementing a business plan that may continue to evolve as we integrate our newly licensed gene therapy product candidates. Our business plan may lead to the initiation of one or more development programs, the discontinuation of one or more development programs, or the execution of one or more transactions that you do not agree with or that you do not perceive as favorable to your investment.

  •
  We are heavily dependent on the success of our gene therapy product candidates, which are still in early stages of clinical or preclinical development. If we are unable to successfully develop and commercialize any of our product candidates, our business will be harmed.

  •
  We may be required to make significant payments to third parties under the agreements pursuant to which we acquired our gene therapy product candidates.

  •
  Clinical trials are expensive, time-consuming, difficult to design and implement and involve an uncertain outcome.

  •
  If we are not able to obtain required regulatory approvals, we will not be able to commercialize our gene therapy product candidates, and our ability to generate revenue will be materially impaired.

  •
  The intended tax effects of our corporate structure prior to and following the Domestication (as defined below) and our corporate reorganization to align our corporate structure with current and future business activity (the "Reorganization"), and intercompany arrangements prior to the Domestication and Reorganization, depend on the application of the tax laws of various jurisdictions and on how we operate our business.

  •
  We expect to incur significant losses for the foreseeable future and may never achieve or maintain profitability. Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

  •
  We will require additional capital to fund our operations, and if we fail to obtain necessary financing, we may not be able to complete the development and commercialization of our product candidates.

  •
  Interim "top-line" and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

  •
  Gene therapies are novel, complex and difficult to manufacture. We do not have our own manufacturing capabilities and will rely on third parties to produce clinical and commercial supplies of our product candidates.

  •
  Our gene therapy product candidates may cause adverse effects or have other properties that could delay or prevent their regulatory approval or limit the scope of any approved label or market acceptance.

  •
  Enrollment and retention of patients in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside our control.

  •
  If we are unable to establish sales, marketing and distribution capabilities either on our own or in collaboration with third parties, we may not be successful in commercializing our product candidates, even if approved.

  •
  If the market opportunities for any product candidates we may develop are smaller than we believe they are, our revenues, if any, may be adversely affected, and our business may suffer. Because the target patient populations for many of the product candidates we may develop are small, we must be able to successfully identify patients and achieve a significant market share to achieve and maintain profitability and growth.

  •
  We face significant competition from other biotechnology and pharmaceutical companies, and there is a possibility that our competitors may achieve regulatory approval before us or develop therapies that are safer or more advanced or effective than ours and our operating results will suffer if we fail to compete effectively.

  •
  We may not be able to protect our intellectual property rights throughout the world, which could impair our business.

  •
  Third-party claims or litigation alleging infringement of patents or other proprietary rights or seeking to invalidate patents or other proprietary rights may delay or prevent the development and commercialization of our product candidates.

  •
  The market price of our common stock has been and is likely to continue to be highly volatile, and you may lose some or all of your investment.

        If we are unable to adequately address these and other risks we face, our business, financial condition, operating results and prospects may be harmed.

Corporate Information

        We previously operated as an exempted limited company under the laws of Bermuda, incorporated on October 31, 2014, under the name Roivant Neurosciences Ltd. We changed our name to Axovant Sciences Ltd. in March 2015 and to Axovant Gene Therapies Ltd. in March 2019. Effective November 12, 2020, we changed our jurisdiction of incorporation from Bermuda to the State of Delaware, which we refer to as the "Domestication," and changed our legal name to Sio Gene Therapies Inc.

        Our principal executive offices are located at 11 Times Square, 33rd Floor, New York, NY 10036, and our telephone number is (212) 271-5392. Our common stock is currently listed on Nasdaq under the symbol "SIOX."

        Our website address is www.siogtx.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information to be part of this prospectus.

        "Sio," the Sio logo and other trademarks or service marks of Sio appearing in this prospectus are our property. This prospectus contains additional trade names, trademarks, and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

Emerging Growth Company Status

        We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus supplement and the accompanying prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until March 31, 2021.

 THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.
Common stock to be outstanding immediately after this offering

Assuming all $100,000,000 of our common stock are sold in this offering at an assumed public offering price of $2.84 per share of common stock, the last reported sale price of our common stock on the Nasdaq on December 15, 2020, we would have had 82,460,996 common stock outstanding as of September 30, 2020.

The actual number of shares of common stock issued will vary based on the actual public offering prices per share in this offering, the actual number of shares sold in this offering and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement.

Manner of offering	"At-the-market" offering that may be made from time to time through our sales agent, SVB Leerink. See "Plan of Distribution" on page S-15 of this prospectus supplement.
Use of proceeds

We intend to use the net proceeds from this offering to advance the development of our product candidates. The remaining proceeds, if any, will be used for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets, technologies or intellectual property, although we have no present commitments or agreements to do so. See "Use of Proceeds" on page S-13 of this prospectus supplement.

Risk factors	Investing in our common stock involves significant risks. See "Risk Factors" on page S-7 of this prospectus supplement, and under similar headings in other documents incorporated by reference herein.
Nasdaq Global Select Market Symbol	"SIOX"

        The number of shares of our common stock to be outstanding immediately after this offering is based on 47,249,729 shares of our common stock outstanding as of September 30, 2020, and excludes:

  •
  2,189,271 shares issuable upon the exercise of options outstanding as of September 30, 2020, with a weighted average exercise price of $12.30 per share;

  •
  948,511 shares of common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2020;

  •
  2,088,781 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan, as amended, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and

  •
  3,301,998 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2020, with an exercise price of $0.00001 per share.

        Subsequent to September 30, 2020:

  •
  we issued an additional 7,334 shares of common stock upon the vesting of restricted stock units;

  •
  we granted 117,850 restricted stock units;

  •
  we granted options to purchase 53,075 shares of common stock; and

  •
  we issued and sold 1,218,193 shares of common stock for $5.1 million in net proceeds as of the date of this prospectus supplement pursuant to a prior sales agreement dated June 11, 2020 with SVB Leerink.

        Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the options or outstanding pre-funded warrants and no vesting and settlement of outstanding restricted stock units.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated or superseded by the risks and uncertainties described in our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus in its entirety, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be harmed. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to This Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

        Our management will have broad discretion in the application of the net proceeds from this offering and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value of your common stock.

        The shares of common stock sold in this offering from time to time will be sold at various prices; however, we expect that the per share offering prices in this offering will be substantially higher than the as adjusted net tangible book value per share of common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities. Assuming that an aggregate of 35,211,267 shares of common stock are sold at an assumed public offering price of $2.84 per share, the last reported sale price of our common stock on the Nasdaq on December 15, 2020, for aggregate gross proceeds of $100,000,000, and after deducting estimated commissions and offering expenses payable by us, you would incur immediate dilution of $0.82 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2020, and the assumed public offering price per share. Further, the future exercise of any outstanding options or pre-funded warrants to purchase shares of common stock or the issuance of shares of common stock upon the vesting of any outstanding restricted stock units will cause you to experience additional dilution. See the section titled "Dilution" for more information.

Raising additional funds by issuing securities may cause dilution to existing stockholders, and raising funds through lending and licensing arrangements may restrict our operations or require us to relinquish proprietary rights.

        We expect that significant additional capital will be needed in the future to continue our planned operations. Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through a combination of equity offerings, debt financings, strategic alliances and license and development agreements in connection with any collaborations. We do not have any committed external source of funds. To the extent that we raise additional capital by issuing equity securities, our existing stockholders' ownership may experience substantial dilution, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Additional debt financing or preferred equity financing, if available, may involve agreements that include covenants further limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

        If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise develop and market ourselves.

Future sales of our common stock, or the perception that such sales may occur, could depress our stock, even if our business is doing well.

        Sales of a substantial number of shares of common stock in the public market, or the perception by investors that our stockholders intend to sell substantial amounts of our common stock in the public market, could depress the market price of our common stock, even if our business is doing well. Such a decrease in our stock price could in turn impair our ability to raise capital through the sale of additional equity securities. In addition, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares of common stock they purchase in this offering as a result of sales made at prices lower than the prices they paid.

        All of the shares sold in this offering, as well as shares issued upon the exercise of options granted to persons other than our officers and directors, the exercise of outstanding pre-funded warrants and vesting of outstanding restricted stock units, are freely transferable without restrictions or further registration under the Securities Act of 1933, as amended, or the Securities Act. As of September 30, 2020, 18,577,380 of our outstanding shares of common stock, representing 39.3% of our common stock, were held by Roivant Sciences Ltd., or RSL. If RSL or any of our executive officers or directors were to sell shares of our common stock, or if the market perceived that RSL or any of our executive officers or directors intend to sell shares of our common stock, it could negatively affect our share price.

Risks Related to COVID-19

Our business, operations and clinical development plans and timelines could be adversely impacted by the effects of health epidemics, including the recent COVID-19 pandemic, on the manufacturing, clinical trial and other business activities performed by us or by third parties with whom we conduct business, including our contract manufacturers, contract research organizations, or CROs, shippers and others.

        Our business could be harmed by health epidemics wherever we have clinical trial sites or other business operations. In addition, health epidemics could cause significant disruption in the operations of third-party manufacturers, CROs and other third parties upon whom we rely. For example, in December 2019, a novel strain of coronavirus, SARS-CoV-2, causing a disease referred to as COVID-19, was reported to have surfaced in Wuhan, China. Since then, COVID-19 has spread to multiple countries worldwide, including the United States. Axovant Sciences, Inc. is based in New York City, we have business operations in North Carolina and certain of our contract manufacturers are located in Europe. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. Numerous U.S. state governments, including the State of New York and surrounding states, have imposed continuing aggressive orders, health directives and recommendations to reduce the spread of the disease, including shelter-in-place directives and executive orders directing that all non-essential businesses close their physical operations and implement work-from-home schedules. We have implemented work-from-home policies for all employees of Axovant Sciences, Inc. The effects of these orders and our work-from-home policies may negatively impact productivity, disrupt our business and delay our clinical programs and timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, operating results and financial condition.

        We are dependent on an international supply chain for products to be used in our clinical trials and, if approved by the regulatory authorities, for commercialization. Quarantines, shelter-in-place and similar government orders, or the expectation that such orders, shutdowns or other restrictions could occur, whether related to COVID-19 or other infectious diseases, could impact personnel at third-party manufacturing facilities or the availability or cost of materials, which could disrupt our supply chain. Any manufacturing supply interruption of our product candidates could harm our ability to conduct ongoing and future clinical trials of our product candidates. In addition, closures of transportation carriers and modal hubs could materially impact our clinical development and any future commercialization timelines.

        If our relationships with our suppliers or other vendors are terminated or scaled back as a result of the COVID-19 pandemic or other health epidemics, we may not be able to enter into arrangements with alternative suppliers or vendors or do so on commercially reasonable terms or in a timely manner. Switching or adding additional suppliers or vendors involves substantial cost and requires management time and focus. In addition, there is a natural transition period when a new supplier or vendor commences work. As a result, delays occur, which could adversely impact our ability to meet our desired clinical development and any future commercialization timelines. Although we carefully manage our relationships with our suppliers and vendors, there can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have an adverse impact on our business, financial condition and prospects.

        In addition, our clinical trials may be affected by the COVID-19 pandemic. Clinical trial progression, dosing, patient enrollment and related activities may be delayed due to prioritization of hospital resources toward the COVID-19 pandemic or concerns among patients about participating in clinical trials during a pandemic, and reporting of some clinical data may be incomplete or delayed if patients enrolled in our clinical trials are unable to fully participate in all necessary measurement protocols as a result of any such hospital resource prioritization, patient participation concerns or other factors associated with the COVID-19 pandemic. Federal, state, and local guidelines for reopening in the United States and United Kingdom, where our clinical trials are being run, may negatively impact our ability to enroll additional patients in any of our clinical programs. Some patients may have difficulty following certain aspects of clinical trial protocols if quarantines impede patient movement or interrupt healthcare services. For example, patients in our clinical trials for AXO-AAV-GM1 and AXO-AAV-GM2 are infants, often with advanced disease, who may not be able to safely participate in clinical trials for these product candidates during the COVID-19 pandemic. Additionally, our clinical trial for AXO-Lenti-PD can involve elderly patients with advanced disease who may be unable to participate in clinical assessments at our research sites in the United Kingdom. For example, because of the COVID-19 pandemic and a patient refusal, two out of four patients in the second cohort of our Phase 2 clinical trial of AXO-Lenti-PD at our United Kingdom clinical trial sites were unable to participate in Unified Parkinson's Disease Rating Scale assessments and the mandatory washout of background levodopa therapy at the six-month time point. However, all four of these subjects were able to complete all other efficacy assessments at the six-month time point, including the patient recorded Hauser diaries. We are working with sites and investigators to ensure safe and ethical data collection at future time points through the pandemic in accordance with regulatory guidance. Similarly, our inability to successfully recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19 or experience additional restrictions by their institutions or local, state or national governments, could adversely impact our clinical trial operations.

        The spread of COVID-19, which has caused a broad impact globally, may materially affect us economically. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could harm our business and the value of our common stock.

        The global pandemic of COVID-19 continues to evolve rapidly. The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our clinical trials, healthcare systems or the global economy as a whole. However, these effects could harm our operations, and we will continue to monitor the COVID-19 situation closely.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are often identified by the use of words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "project," "will," "would" or the negative or plural of these words or similar expressions or variations, although not all forward-looking statements contain these identifying words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the sections titled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, as well as any amendments thereto.

        These forward-looking statements include, but are not limited to, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things:

  •
  the success and timing of our ongoing development and potential commercialization of our product candidates;

  •
  our relationships under our license agreements;

  •
  the success of our interactions with the FDA and international regulatory authorities;

  •
  the anticipated start dates, durations and completion dates of our ongoing and future nonclinical studies and clinical trials, as well as subsequent portions or cohorts of our ongoing clinical trials;

  •
  the anticipated designs of our future clinical trials;

  •
  anticipated future regulatory submissions and the timing of, and our ability to, obtain and maintain regulatory approval for our product candidates;

  •
  the rate and degree of market acceptance and clinical utility of any approved product candidate;

  •
  our ability to identify and in-license or acquire additional product candidates;

  •
  our commercialization, marketing and manufacturing capabilities and strategy;

  •
  continued service of our executive officers and key scientific or management personnel;

  •
  our ability to obtain, maintain and enforce intellectual property rights for our product candidates;

  •
  our anticipated future cash position;

  •
  our estimates regarding our results of operations, financial condition, liquidity, capital requirements, prospects, growth and strategies;

  •
  the success of competing therapies that are or may become available;

  •
  our ability to maintain and operate our business in light of the COVID-19 pandemic;

  •
  our stated objective of becoming the leading gene therapy company for the treatment of neurological diseases; and

  •
  our expected use of proceeds from this offering.

        We have based these forward-looking statements largely on our current expectations and projections about future events, including the responses we expect from the FDA and other regulatory authorities and financial trends that we believe may affect our financial condition, results of operations, business strategy, nonclinical studies and clinical trials and financial needs. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors known and unknown that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled "Risk Factors" set forth in our most recent Annual Report on Form 10-K, as may be updated in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus. These risks are not exhaustive. You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements speak only as of the date of this report. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See the section titled "Where You Can Find More Information."

        In addition, statements that "we believe" and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

USE OF PROCEEDS

        We may issue and sell shares of common stock having aggregate sales proceeds of up to $100,000,000 from time to time in this offering. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the sales agreement with SVB Leerink as a source of financing.

        We intend to use the net proceeds from this offering to advance the development of our product candidates. The remaining proceeds, if any, will be used for working capital and other general corporate purposes, including the payment of milestones under our license agreements as they become due. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets, technologies or intellectual property, although we have no present commitments or agreements to do so.

        This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of regulatory approval of our product candidates, as well as any collaborations that we may enter into with third parties, and any unforeseen cash needs.

        Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering. Pending the uses described above, we may choose to invest these net proceeds in short-term, interest bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

DILUTION

        If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering prices per share in this offering and the as adjusted net tangible book value per share immediately after this offering.

        As of September 30, 2020, our net tangible book value was $69.7 million or $1.47 per share. Net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the number of outstanding shares of common stock.

        After giving effect to the assumed sale and issuance of 35,211,267 shares of common stock in this offering at an assumed public offering price of $2.84 per share, the last reported sale price of our common stock on the Nasdaq on December 15, 2020, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been $166.4 million, or $2.02 per share. This represents an immediate increase in the as adjusted net tangible book value of $0.55 per share to existing stockholders and immediate dilution of $0.82 per share to investors purchasing in this offering at the assumed public offering price per share.

        The following table illustrates this per share dilution. The as adjusted information is illustrative only and will adjust based on the actual public offering prices per share in this offering, the actual number of shares sold in this offering and other terms of the offering determined at the time our shares of common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our shares of common stock in the aggregate amount of $100,000,000 are sold at the assumed public offering price of $2.84 per share, the last reported sale price of our common stock on the Nasdaq on December 15, 2020. The shares of common stock sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$2.84
Net tangible book value per share as of September 30, 2020	$1.47
Increase in net tangible book value per share attributable to investors participating in this offering	0.55

As adjusted net tangible book value per share after giving effect to this offering		2.02

Dilution per share to investors in this offering		$0.82

        The table and discussion above exclude:

  •
  2,189,271 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2020, with a weighted average exercise price of $12.30 per share;

  •
  948,511 shares of common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2020;

  •
  2,088,781 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan, as amended, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and

  •
  3,301,998 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2020, with an exercise price of $0.00001 per share.

        Subsequent to September 30, 2020:

  •
  we issued an additional 7,334 shares of common stock upon the vesting of restricted stock units;

  •
  we granted 117,850 restricted stock units;

  •
  we granted options to purchase 53,075 shares of common stock; and

  •
  we issued and sold 1,218,193 shares of common stock for $5.1 million in net proceeds as of the date of this prospectus supplement pursuant to a prior sales agreement dated June 11, 2020 with SVB Leerink.

        To the extent options or pre-funded warrants are exercised or shares of common stock are issued upon the vesting of restricted stock units, there may be further dilution to new investors.

PLAN OF DISTRIBUTION

        We have entered into a sales agreement with SVB Leerink under which we may issue and sell shares of common stock having an aggregate offering price of up to $100,000,000 from time to time through SVB Leerink as our sales agent. Sales of shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made at market prices by any method that is deemed to be an "at-the-market" offering, as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq or any other trading market for our common stock. If authorized by us in writing, SVB Leerink may purchase shares of our common stock as principal.

        SVB Leerink will offer shares of our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and SVB Leerink. We will designate the maximum amount of common stock to be sold through SVB Leerink on a daily basis or otherwise determine such maximum amount together with SVB Leerink. Subject to the terms and conditions of the sales agreement, SVB Leerink will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct SVB Leerink not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. SVB Leerink or we may suspend the offering of shares of our common stock being made through SVB Leerink under the sales agreement upon proper notice to the other party. SVB Leerink and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party's sole discretion at any time.

        The aggregate compensation payable to SVB Leerink as sales agent equals 3% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse SVB Leerink up to $50,000 of SVB Leerink's actual outside legal expenses incurred by SVB Leerink in connection with this offering. We have also agreed to reimburse SVB Leerink for its FINRA counsel fees in an amount up to $10,000, plus certain ongoing fees of its legal counsel. We estimate that the total expenses of the offering payable by us, excluding commissions payable to SVB Leerink under the sales agreement, will be approximately $300,000.

        The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of common stock.

        SVB Leerink will provide written confirmation to us following the close of trading on the Nasdaq on each day in which shares of common stock are sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares of common stock sold, the percentage of the daily trading volume and the net proceeds to us.

        Settlement for sales of shares of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        We will report at least quarterly the number of shares of common stock sold through SVB Leerink under the sales agreement, the net proceeds to us and the compensation paid by us to SVB Leerink in connection with the sales of shares of common stock.

        In connection with the sales of shares of common stock on our behalf, SVB Leerink may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to SVB Leerink may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to SVB Leerink against certain liabilities, including liabilities under the Securities Act. As sales agent, SVB Leerink will not engage in any transactions that stabilize our common stock.

        Our common stock is listed on the Nasdaq and our shares of common stock trade under the symbol "SIOX." The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC.

        SVB Leerink and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Cooley LLP, Palo Alto, California. SVB Leerink is being represented by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts in connection with this offering.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2020, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2(B) to the consolidated financial statements), which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC's web site is not part of this prospectus supplement or the accompanying prospectus, and any references to this website or any other website are inactive textual references only.

        This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's website.

        We also maintain a website at http://www.siogtx.com, through which you can access our SEC filings. The information set forth on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

  •
  our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 10, 2020;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020, filed with the SEC on August 11, 2020 and November 13, 2020, respectively;

  •
  our Current Reports on Form 8-K (except for information contained therein which is furnished rather than filed), filed with the SEC on April 20, 2020, April 24, 2020, April 29, 2020, September 28, 2020, October 2, 2020, October 6, 2020 (excluding Item 7.01 and Exhibit 99.1 thereto), October 8, 2020, October 9, 2020, October 13, 2020, October 29, 2020 (excluding Item 7.01 and Exhibit 99.1 thereto), November 9, 2020 (excluding Item 7.01 and Exhibit 99.1 thereto) and December 15, 2020 (excluding Item 7.01 and Exhibit 99.1 thereto); and

  •
  the description of our common stock contained in Exhibit 4.2 to our Form 8-K12G3, dated November 12, 2020, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of securities to which this prospectus supplement relates. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

        You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement and the accompanying prospectus, at no cost, by writing or telephoning us at the following address and number: Sio Gene Therapies Inc., Attn: Investor Relations, 11 Times Square, 33rd Floor, New York, New York 10036, telephone: (833) 296-8268. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

        We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may obtain a free copy of these reports on the Investor Relations section of our website, www.siogtx.com.

$722,769,654

Common Stock
Preferred Stock
Debt Securities
Warrants

        We may, from time to time, offer and sell up to $722,769,654 of any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer shares of common stock or preferred stock upon conversion of debt securities, or shares of common stock upon conversion of shares of preferred stock, or shares of common stock or preferred stock or debt securities upon exercise of warrants.

        This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

        Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        Our common stock is listed on the Nasdaq Global Select Market under the trading symbol "SIOX." On November 12, 2020, the closing price of our common stock was $2.10 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or other securities exchange of the securities covered by the prospectus supplement.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page 6 of this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference into this prospectus, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We are an "emerging growth company" under the federal securities laws and are subject to reduced public company reporting requirements.

        The date of this prospectus is November 19, 2020.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may sell from time to time in one or more offerings of shares of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings described in this prospectus. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under "Where You Can Find More Information," before buying any of the securities being offered.

        We have not authorized anyone to provide you with any information other than contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Incorporation of Certain Information by Reference" and "Where You Can Find More Information."

        Unless the context indicates otherwise, as used in this prospectus, the terms "Sio," "Sio Gene Therapies Inc.," "Axovant," "Axovant Gene Therapies Ltc.," the "Company," "we," "us" and "our" refer to, as of any time prior to the Domestication as described under "Prospectus Summary—The Domestication," Axovant Gene Therapies Ltd., and, as of any time after the Domestication, Sio Gene Therapies Inc.

        This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

i

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading "Risk Factors" contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

 Sio Gene Therapies Inc.

Overview

        We are a clinical-stage company focused on developing gene therapies to radically transform the lives of patients with neurodegenerative diseases. We currently have three clinical-stage programs: (i) the AXO-Lenti-PD program for the treatment of Parkinson's disease, which is comprised of the first generation ProSavin® in which 15 patients were previously dosed in a Phase 1/2 study, and the second generation AXO-Lenti-PD in which we have dosed two patients in Cohort 1 of the dose-escalation study and four patients in Cohort 2; (ii) the AXO-AAV-GM1 program for the treatment of GM1 gangliosidosis in which five patients have been dosed in the juvenile (Type II) low-dose cohort of stage 1, and we have dosed the first juvenile (Type II) patient in the higher dose cohort of the study and expect to continue to dose Type II patients and initiate the low-dose infantile (Type I) patients in calendar year 2020; and (iii) the AXO-AAV-GM2 program for the treatment of GM2 gangliosidosis (including Tay-Sachs and Sandhoff diseases) in which two expanded access patients have been dosed under an investigational new drug ("IND") application sponsored by the University of Massachusetts Medical School ("UMMS"). In addition, in November 2020, we obtained clearance from the FDA for our IND application, which will allow us to dose patients beginning in calendar 2021.

        We are dedicated to realizing the potential of gene therapies to offer transformative patient outcomes in areas of high unmet medical need and extending the reach of gene therapies to highly prevalent neurodegenerative disorders like Parkinson's disease. We have assembled a portfolio of gene therapies in partnership with leading scientific institutions and have built a team with extensive experience in the gene therapy space. Our team pursues new innovations in vector design and delivery to optimize our investigational gene therapy products for safety, potency, durability, and immunologic response. We will continue to build integrated internal development capabilities from product development through commercialization and focus on accelerating the pace of product development in the clinic. As part of our ongoing business strategy, we continue to explore potential opportunities to acquire or license new product candidates as well as opportunities for partnership or collaboration on our existing products in development. Our vision is to build the world's leading gene therapy company for the treatment of neurodegenerative diseases by progressing our current programs and identifying, developing and commercializing other novel gene therapy treatments for neurodegenerative diseases.

Corporate Information

        We previously operated as an exempted limited company under the laws of Bermuda, incorporated on October 31, 2014, under the name Roivant Neurosciences Ltd. We changed our name to Axovant Sciences Ltd. in March 2015 and to Axovant Gene Therapies Ltd. in March 2019. Effective November 12, 2020, we changed our jurisdiction of incorporation from Bermuda to the State of Delaware and changed our legal name to Sio Gene Therapies Inc. See "—The Domestication."

        Our principal executive offices are located at 11 Times Square, 33rd Floor, New York, NY 10036, and our telephone number is (212) 271-5392. Our common stock is currently listed on Nasdaq under the symbol "SIOX."

        Our website address is www.siogtx.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information to be part of this prospectus.

        "Sio," the Sio logo and other trademarks or service marks of Sio appearing in this prospectus are our property. This prospectus contains additional trade names, trademarks, and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

The Domestication

        We previously operated as an exempted company incorporated under the laws of Bermuda. Effective November 12, 2020, we changed our jurisdiction of incorporation from Bermuda to the State of Delaware, which we refer to as Domestication, and changed our legal name to Sio Gene Therapies Inc. in connection with the Domestication. Axovant discontinued its existence as a Bermuda exempted company as provided under Sections 132G and 132H of The Companies Act 1981 of Bermuda and, pursuant to Section 388 of the General Corporation Law of the State of Delaware continued its existence as a corporation incorporated in the State of Delaware. Our consolidated business, operations, assets and liabilities are the same upon effectiveness of the Domestication as they were prior to the Domestication. The fiscal year end of the Company following the Domestication remains at March 31. In addition, our directors and executive officers immediately after the Domestication were the same individuals who were directors and executive officers, respectively, of Axovant immediately prior to the Domestication.

        Upon effectiveness of the Domestication, each outstanding common share of Axovant was automatically converted by operation of law, on a one-for-one basis, into a share of Common Stock of the Company. Consequently, each holder of an Axovant common share immediately prior to the Domestication now holds a share of Common Stock of the Company representing the same proportional equity interest in the Company as that shareholder held in Axovant and representing the same class of shares. The number of shares of Common Stock outstanding immediately after the Domestication was the same as the number of common shares of Axovant outstanding immediately prior to the Domestication.

        It is not necessary for stockholders to exchange their existing Axovant share certificates for new stock certificates of Sio. Until surrendered and exchanged, each certificate evidencing Axovant's common shares will be deemed for all purposes to evidence the identical number of our shares of common stock. Holders of uncertificated shares of Axovant immediately prior to the Domestication continued as holders of uncertificated common stock upon effectiveness of the Domestication.

Description of Securities

        We may offer our shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined at the time of any offering. We may also offer shares of common stock, shares of preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  aggregate principal amount or aggregate offering price;

  •
  maturity date, if applicable;

  •
  original issue discount, if any;

  •
  rates and times of payment of interest or dividends, if any;

  •
  redemption, conversion, exercise, exchange or sinking fund terms, if any;

  •
  ranking;

  •
  restrictive covenants, if any;

  •
  voting or other rights, if any;

  •
  conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

  •
  material or special U.S. federal income tax considerations, if any.

        The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

        We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

  •
  the names of those agents or underwriters;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment or other options, if any; and

  •
  the net proceeds to us, if any.

Common Stock

        We may issue shares of our common stock from time to time. Holders of shares of our common stock have no pre-emptive, redemption, conversion or sinking fund rights. Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of our common stock, subject to the limitations described below. Unless a different majority is required by law or by our bylaws, resolutions to be approved by holders of shares of our common stock require approval by a simple majority of votes cast at a meeting at which a quorum is present.

        Under our bylaws, shares of our common stock will not carry voting rights to the extent that our board of directors reasonably determines, based on the advice of counsel, that it is necessary to do so to avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect holder of our common stock or its affiliates, provided that our board of directors will use reasonable efforts to afford equal treatment to similarly situated shareholders to the extent possible under the circumstances.

        In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preferred stock.

        In this prospectus, we have summarized certain general features of our common stock under "Description of Share Capital—Common Stock." We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any shares of our common stock being offered.

Preferred Stock

        We may issue shares of our preferred stock from time to time, in one or more series. Under Delaware law and our bylaws, our board of directors has the authority, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to establish preferred stock in one or more series and to determine the designations, voting powers, preferences and rights of each series of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of our common stock. Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of our company. Any convertible preferred stock we may issue will be convertible into shares of our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder's option and would be at prescribed conversion rates.

        If we sell shares of any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, or the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        In this prospectus, we have summarized certain general features of our preferred stock under "Description of Share Capital—Preferred Stock." We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

        We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable for shares of our common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders' option) and would be at prescribed conversion or exchange prices.

        The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under "Description of Debt Securities." We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

        We may issue warrants for the purchase of shares of common stock, shares of preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with shares of common stock, shares of preferred stock and/or debt securities offered by any prospectus supplement.

        In this prospectus, we have summarized certain general features of the warrants under the heading "Description of Warrants." We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

        Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Use of Proceeds

        Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, to advance the development of our product candidates, as well as additional business development activities, to fund other research and development activities and for working capital and other general corporate purposes. See "Use of Proceeds" in this prospectus.

Nasdaq Global Select Market Listing

        Our common stock is listed on Nasdaq under the symbol "SIOX." The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under "Risk Factors" contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully "Special Note Regarding Forward-Looking Statements."

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have filed with the SEC that are incorporated by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as "anticipate," "believe," "continue," "could," "design," "estimate," "expect," "intend," "may," "plan," "potentially," "predict," "project," "should," "will" or the negative of these terms or other similar expressions.

        We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in "Risk Factors" and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering.

        These forward-looking statements include, but are not limited to, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things:

  •
  the success and timing of our ongoing development and potential commercialization of our product candidates;

  •
  our relationships under our license agreements;

  •
  the success of our interactions with the U.S. Food and Drug Administration, or FDA, and international regulatory authorities;

  •
  the anticipated start dates, durations and completion dates of our ongoing and future nonclinical studies and clinical trials, as well as subsequent portions or cohorts of our ongoing clinical trials;

  •
  the receipt of approvals or endorsements by data monitoring or other committees necessary for commencement or continuation of clinical trials;

  •
  the anticipated designs of our future clinical studies;

  •
  anticipated future regulatory submissions and the timing of, and our ability to, obtain and maintain regulatory approval for our product candidates;

  •
  the rate and degree of market acceptance and clinical utility of any approved product candidate;

  •
  our ability to identify and in-license or acquire additional product candidates;

  •
  our commercialization, marketing and manufacturing capabilities and strategy;

  •
  continued service of our executive officers or other key scientific or management personnel;

  •
  our ability to obtain, maintain and enforce intellectual property rights for our product candidates;

  •
  our anticipated future cash position;

  •
  our estimates regarding our results of operations, financial condition, liquidity, capital requirements, prospects, growth and strategies;

  •
  our ability to maintain and operate our business in light of the COVID-19 pandemic;

  •
  the success of competing therapies that are or may become available;

  •
  our stated objective of building the world's leading gene therapy company for the treatment of neurological diseases; and

  •
  our expected use of proceeds from this offering.

        These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

        You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

        In addition, statements that "we believe" and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

        You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

 USE OF PROCEEDS

        Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, to advance the development of our product candidates, as well as additional business development activities, to fund other research and development activities and for working capital and other general corporate purposes.

 DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. The following is a summary of the rights of our common and preferred stock and some of the provisions of our certificate of incorporation and bylaws and Delaware General Corporation Law. This is only a summary, and is qualified in its entirety by reference to our certificate of incorporation and our bylaws which are incorporated by reference into the registration statement of which this prospectus is a part.

Common Stock

        Our common stock will carry the following rights:

  •
  Voting.  Each holder of shares of our common stock generally is entitled to one vote for each share of common stock owned of record on all matters submitted to a vote of our stockholders. Except as otherwise required by law, holders of shares of our common stock (as well as holders of any preferred stock entitled to vote with the common stockholders) generally vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There are be no cumulative voting rights with respect to the election of directors or any other matters.

  •
  Dividends and distributions.  The holders of shares of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by its board of directors, from legally available funds.

  •
  Liquidation, dissolution or winding up.  In the event of the liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally in the assets available for distribution after payment of all creditors and the liquidation preferences of shares of our preferred stock (if any).

  •
  Restrictions on transfer.  Neither our certificate of incorporation nor our bylaws contain any restrictions on the transfer of our common stock. However, in the case of any transfer of shares, there may be restrictions imposed by applicable securities laws or by the terms of restricted share award grants.

  •
  Redemption, conversion or preemptive rights.  Holders of shares of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities.

  •
  Other provisions.  There are no redemption provisions or sinking fund provisions applicable to the shares of our common stock.

        In addition, among other things, our certificate of incorporation and bylaws:

  •
  provide that the authorized number of directors may be changed only by resolution of our board of directors;

  •
  provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least a majority of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders or by written consent or electronic transmission;

  •
  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder's notice;

  •
  provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our principal executive officer, by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, any two directors or any director and the secretary; and

  •
  not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

        The amendment of any of these provisions in our certificate of incorporation would require approval by the holders of at least a majority of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. The amendment of any of these provisions in our bylaws would require approval by either (i) the holders of at least a majority of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, or (ii) the majority of our directors then in office.

        The rights, preferences, and privileges of the holders shares of our common stock will be subject to, and may be negatively impacted by, the rights of the holders of any series of preferred stock.

Preferred Stock

        Pursuant to Delaware law and our bylaws, our board of directors may, by resolution, establish one or more series of preferred stock having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of shares of our preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of shares of our common stock and reduce the likelihood that common shareholders will receive dividend payments and payments upon liquidation.

        Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the shares of our preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

  •
  the title and stated value;

  •
  the number of shares we are offering;

  •
  the liquidation preference per share;

  •
  the purchase price per share;

  •
  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund, if any;

  •
  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

  •
  any listing of shares of our preferred stock on any securities exchange or market;

  •
  whether shares of our preferred stock will be convertible into shares of our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

  •
  whether shares of our preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

  •
  voting rights, if any, of the preferred stock;

  •
  preemption rights, if any;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  whether interests in shares of our preferred stock will be represented by depositary shares;

  •
  a discussion of any material or special U.S. federal income tax considerations applicable to shares of our preferred stock;

  •
  the relative ranking and preferences of shares of our preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, rights, preferences, privileges, qualifications or restrictions of shares of our preferred stock.

Outstanding Warrants

        As of September 30, 2020, we had outstanding pre-funded warrants to purchase 3,301,998 common shares. The pre-funded warrants will not expire until they are fully exercised. The pre-funded warrants are exercisable at any time until they are fully exercised. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional common shares will be issued in connection with the exercise of a pre-funded warrant. The exercise price of our shares of common stock purchasable upon the exercise of the pre-funded warrants is $0.00001 per share. The exercise price of the pre-funded warrants and the number of shares of common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our common shares, as well as upon any distribution of assets, including cash, shares or other property, to our shareholders. The exercise price of the pre-funded warrants will not be adjusted below the par value of our shares of common stock. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

        We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of common shares beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of common shares outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may decrease such percentage upon at least 61 days' prior written notice from the holder to us.

        Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding shares of common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercised contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

Anti-Takeover Provisions of Delaware Law and Our Charter Documents

Section 203 of the Delaware General Corporation Law

        We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

  •
  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

  •
  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines a "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as an entity or person who, together with the person's affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status owned, 15% or more of the outstanding voting stock of the corporation.

        The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

        Among other things, our certificate of incorporation and bylaws:

  •
  permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

  •
  provide that the authorized number of directors may be changed only by resolution of our board of directors;

  •
  provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least a majority of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders or by written consent or electronic transmission;

  •
  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder's notice;

  •
  provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our principal executive officer, by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, any two directors or any director and the secretary; and

  •
  not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

        The amendment of any of these provisions in our certificate of incorporation would require approval by the holders of at least a majority of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. The amendment of any of these provisions in our bylaws would require approval by either (i) the holders of at least a majority of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, or (ii) the majority of our directors then in office.

        These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

        Our certificate of incorporation and bylaws each provide that the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim that is governed by the internal affairs doctrine. These exclusive-forum provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. Our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

        To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our certificate of incorporation and bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent's address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

Listing

        Our common stock is listed on Nasdaq under the trading symbol "SIOX."

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with "original issue discount," or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

        We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

  •
  the title of the series of debt securities;

  •
  any limit upon the aggregate principal amount that may be issued;

  •
  the maturity date or dates;

  •
  the form of the debt securities of the series;

  •
  the applicability of any guarantees;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

  •
  if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

  •
  the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  •
  the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

  •
  whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

  •
  if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

  •
  if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

  •
  additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

  •
  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

  •
  additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

  •
  additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

  •
  additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

  •
  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

  •
  whether interest will be payable in cash or additional debt securities at our or the holders' option and the terms and conditions upon which the election may be made;

  •
  the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a "United States person" for federal tax purposes;

  •
  any restrictions on transfer, sale or assignment of the debt securities of the series; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for shares of our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

  •
  if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

  •
  if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

  •
  if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

  •
  such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

  •
  to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

  •
  to comply with the provisions described above under "Description of Debt Securities—Consolidation, Merger or Sale;"

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

  •
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

  •
  to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under "Description of Debt Securities—General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

        In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of any debt securities of any series;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

  •
  provide for payment;

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  pay principal of and premium and interest on any debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the trustee;

  •
  compensate and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

        At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase shares of our common stock, shares of our preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with shares of our common stock, shares of our preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

        We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase shares of our common stock or shares of our preferred stock, the number of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreements and warrants may be modified;

  •
  a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase shares of our common stock or shares of our preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

        Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

        Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

        Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

 LEGAL OWNERSHIP OF SECURITIES

        We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  the performance of third-party service providers;

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated" in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        The rights of an indirect holder relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security;

  •
  we and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

  •
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

        There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

 PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, "at the market" offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

  •
  the name or names of any underwriters, dealers, agents or other purchasers;

  •
  the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

  •
  any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

        We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than shares of our common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter's option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters or dealers or agents that are qualified market makers on Nasdaq may engage in passive market making transactions in our common stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of shares of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Cooley LLP, Palo Alto, California will pass upon the validity of the securities offered by this prospectus and any supplement thereto.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2020, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2(B) to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://www.siogt.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37418):

  •
  our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the Commission on June 10, 2020;

  •
  our Quarterly Report on Form 10-Q for the three months ended June 30, 2020, filed with the Commission on August 11, 2020;

  •
  our Quarterly Report on Form 10-Q for the three and six-months ended September 30, 2020, filed with the Commission on November 13, 2020;

  •
  our Current Reports on Form 8-K filed with the Commission on April 20, 2020, April 24, 2020, April 29, 2020, September 28, 2020, October 2, 2020, October 6, 2020 (excluding Item 7.01 and Exhibit 99.1 thereto), October 8, 2020, October 9, 2020, October 13, 2020 and October 29, 2020 (excluding Item 7.01 and Exhibit 99.1 thereto); and

  •
  the description of our common stock contained in Exhibit 4.2 to our Form 8-K12G3, dated November 12, 2020, including any amendment or report filed for the purpose of updating such description.

        All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part effective upon filing shall be deemed to be incorporated by reference into this prospectus.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number: Sio Gene Therapies Inc., Attn: Investor Relations, 11 Times Square, 33rd Floor, New York, New York 10036, telephone: (833) 296-8268.

$100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

SVB Leerink

December 16, 2020